                                 EXHIBIT 10(B)8

                  CONFIDENTIAL SEVERANCE AGREEMENT AND RELEASE

     This is a Confidential Severance Agreement and Release ("Agreement") between GENTEX CORPORATION and GARTH DEUR. MR. DEUR'S last day of work as Executive Vice President on Gentex was April 12, 2006. This Agreement sets forth the terms for MR. DEUR's separation from employment with GENTEX.

                                      TERMS

     1. SEVERANCE DATE. MR. DEUR's employment with GENTEX will terminate effective October 15, 2006, or on the date that MR. DEUR begins employment for another person or entity, whichever comes first. ("Severance Date"). Employment shall include self employment through consulting or operating a business in which he has an ownership interest, as well as traditional employee status as defined by I.R.S. regulations and shall exclude de minimis project amounts (less than $1000 per project) for personal services. The Severance Date may be extended to December 22, 2006, or on the date MR. DEUR begins employment for another person or entity whichever comes first provided that MR. DEUR executes the ADEA waiver attached to this Agreement.

     2. COMPENSATION. MR. DEUR'S current salary as of April 12, 2006 ($4,540 per week), his health insurance including, life insurance, dental and LTD, Holiday pay, Employer Payroll Taxes, 401k Plan Employer match and company automobile with insurance will continue to be provided until the Severance Date. All other benefits terminate immediately upon execution of this Agreement, except as specifically indicated in this Agreement. MR. DEUR agrees to promptly return the automobile to Gentex's Zeeland headquarters on or before the Severance Date.

     3. PERIOD OF TRANSITION AND COOPERATION. MR. DEUR agrees to make himself reasonably available to, and to cooperate with, GENTEX with respect to transitioning information and responsibilities to persons designated by GENTEX, through the severance period. MR. DEUR will have no authority to act on behalf of GENTEX.

     4. RETURN OF COMPANY PROPERTY. MR. DEUR acknowledges and agrees that he will immediately surrender to GENTEX all Company property and records, including but not limited to all business leads and opportunities, confidential and proprietary information and trade secrets, that are in his possession or control, and attests that he has not retained any originals or copies of any Company records, whether in paper, electronic or other form.

     5. QUARTERLY PROFIT SHARING BONUS. MR. DEUR will be eligible for any Quarterly Profit Sharing Bonuses for which the eligibility date occurs prior to or on the Severance Date.

     6. STOCK OPTIONS. MR. DEUR may exercise any stock options which are or become vested prior to the Severance Date, in accordance with any agreements and policies for exercising such options.

     7. RESTRICTED STOCK GRANT. All outstanding grants are forfeited as up April 12, 2006. MR. DEUR will immediately surrender to GENTEX all restricted stock certificates.

     8. VACATION PAY. MR. DEUR'S accrued vacation pay as of April 12, 2006 (169 hours) will be paid as of the severance date and no additional vacation pay will accrue.

     9. RELEASE. Except as prohibited by law, MR. DEUR releases GENTEX, along with its shareholders, owners, directors, officers, employees, agents, insurers, and representatives from any and all federal, state and local administrative, judicial, common law, equitable, and/or statutory claims, causes of action, remedies and damages of whatever kind or nature, whether known or unknown, and which arose from or relate to his employment or separation from employment with GENTEX.

     10. CONFIDENTIAL AND PROPRIETARY INFORMATION. MR. DEUR agrees that he will not use for his benefit or for the benefit of others, nor will he disclose to any third party any of GENTEX'S confidential, proprietary or trade secret information. Further, MR. DEUR agrees that the GENTEX CORPORATION EMPLOYMENT AGREEMENT which he signed on November 13, 2000, shall continue to be in full force and effect (attached).

     11. NON-COMPETE PROVISION. MR. DEUR agrees that he will not obtain employment with any competitor of GENTEX, including but not limited to Magna-Donnelly or any affiliates, in accordance with the GENTEX Corporation Employment Agreement which he signed on November 13, 2000 and the Post-employment Competition agreement in the GENTEX Corporation Grant Agreement which Mr Deur has signed.

     12. CONFIDENTIALITY. MR. DEUR agrees that a material condition of this Agreement is that he and his agents keep the terms and content of this Agreement confidential. However, MR. DEUR may disclose the terms and content of this Agreement to his attorney, and/or accountant, his spouse provided they agree to abide by this Confidentiality provision, to federal, state, or local agencies that with valid jurisdiction which inquire about this Agreement, or as may be lawfully ordered by a court of competent jurisdiction. This agreement will also be kept confidential from the media analysts and all competitors.

     GENTEX CORPORATION will also keep confidential all information regarding this agreement except necessary to the Gentex top leadership, legal counsel and auditors and as otherwise required by law or SEC regulations.

     13. NON-DISPARAGEMENT AND NON-INTERFERENCE. MR. DEUR agrees that he will not disparage, criticize, condemn, or impugn GENTEX, its related and affiliated companies, their products nor any of the other persons released through this Agreement. In addition, MR. DEUR agrees that he will not directly or indirectly interfere with, adversely affect, or attempt to interfere with or adversely affect, GENTEX'S business relationships, reputation, contracts, pricing or other relationships that GENTEX has with its former, current or prospective customers, suppliers, clients, employees, businesses, media, analysts, competitors, financial institutions, stockholders or others persons or entities with whom GENTEX interacts or relates.

GENTEX agrees that it will not disparage, criticize, condemn, or impugn Mr.
Deur.

     14. COMPLETE AGREEMENT. This Agreement is the complete agreement between the parties with respect to the subject matter of this Agreement, and, except as expressly stated otherwise in this Agreement, supersedes all prior employment agreements, understandings or other agreements between the parties, whether oral or written, dealing with the same subject matter.

     15. MODIFICATION. No modification of this Agreement will be enforceable, unless it is in writing, signed by MR. DEUR and the CEO of GENTEX.

     16. VOLUNTARY AND KNOWING CONSENT. MR. DEUR attests that he signed this Agreement voluntarily, understands its content, meaning and effect, and had the opportunity to consult advisors of his choice prior to signing this Agreement.

     17. NON-ADMISSION OF LIABILITY. By entering into this Agreement, both parties acknowledge that there was no violation of the legal rights or responsibilities of the other by either party in the end of Mr. Deur's work as Executive Vice President at GENTEX Corporation, the severance of the employment relationship or the events giving rise to that separation.

     18. SEVERABILITY. If any term, clause, or provision of this Agreement is deemed unlawful, void, or otherwise unenforceable or invalid by a competent tribunal, that term, clause or provision shall be modified to make it enforceable to the maximum extent permitted by law. If not enforceable to any degree, then only that term, clause, or provision shall be deemed ineffective and removed from this Agreement. The other provisions of this Agreement shall remain in full effect, to the maximum extent permitted by law.

     19. BINDING EFFECT. This Agreement shall be binding upon the parties, their spouses, family, heirs, administrators, successors, and assigns.

     20. ARBITRATION. With the exception of claims to enforce paragraphs 4 (Return of Company Property), 10 (Confidential and Proprietary Information, including the attached Employment Agreement), 11 (Non-Compete Provision), 12 (Confidentiality) and 13 (Non-Disparagement and Non-Interference), the parties agree that any dispute or breach arising from or relating to this Confidential Severance Agreement and Release shall be resolved through arbitration. Any demand for arbitration must be made in writing and must be received by the other party within 30 calendar days of the date the demanding party knew or should have known of the alleged dispute or breach. The parties agree that any claim not timely filed under this arbitration procedure is waived. If GENTEX demands arbitration, it shall mail written notice to MR. DEUR'S last known home address. If MR. DEUR demands arbitration, he shall address such demand to the CEO of GENTEX and mail it to the Company's corporate headquarters in Zeeland, Michigan. The parties will attempt to promptly agree on a single arbitrator to hear the dispute. If agreement on an arbitrator cannot be reached within 30 calendar days, either party may request a panel of arbitrators from the American Arbitration Association. Any agreed-upon or selected arbitrator shall apply the AAA's National Rules for the Resolution of Employment Disputes. The arbitrator shall have subpoena power and have the authority to grant a reasonable period of discovery prior to the arbitration hearing. Discovery may be conducted through any means permitted under the Michigan Court Rules. The laws of the State of Michigan shall apply. Any AAA fees and the costs and expenses of the arbitrator shall be shared equally by the parties. Each party shall be responsible for his own attorney fees, expert witness fees and other expenses associated with arbitration. The decision of the arbitrator shall be final and binding. Judgment may be entered by a court of competent jurisdiction in accordance with the arbitrator's decision and the Michigan court rules. If a party refuses to arbitrate or to abide by the arbitrator's decision, the other party may seek a court order from a court of competent jurisdiction to compel the other party to arbitrate or to comply with the arbitrator's decision. The arbitration hearing shall be held in Grand Rapids, Michigan, or such other location mutually agreed to by the parties.

     21. GOVERNING LAW AND JUDICIAL CLAIMS. This Agreement shall be construed according to the laws of the State of Michigan. The parties agree that the only courts with competent jurisdiction to hear claims to enforce paragraphs 4 (Return of Company Property), 10 (Confidential and Proprietary Information), 11 (Non-Compete Provision), 12 (Confidentiality) and 13 (Mutual Non-Disparagement and Non-Interference) are those state and federal courts situated in and having jurisdiction over claims in Ottawa County, Michigan.


/s/ Garth Deur                          Date: May 4, 2006
-------------------------------------
GARTH DEUR


GENTEX CORPORATION


/s/ Fred Bauer                          Date: May 8, 2006
-------------------------------------
FRED BAUER, CEO

                   AGE DISCRIMINATION IN EMPLOYMENT ACT WAIVER

     Mr. Deur specifically releases any claims he may have under the federal Age Discrimination in Employment Act ("ADEA"). In conjunction with the release of ADEA claims, Mr. Deur acknowledges he has been advised to consult with an attorney prior to signing this Waiver, that he has been provided twenty-one (21) days within which to consider the waiver, that he understands that the ADEA waiver will not apply to actions arising after the date this Waiver is signed, and that he has seven (7) days after signing this Waiver to revoke the ADEA Waiver, by providing written notice to Mr. Bruce Los, at Gentex's Zeeland, Michigan headquarters.

     If this release is signed on or before May 22, 2006, Mr. Deur will be entitled to severance benefits through December 15, 2006, or on the date Mr. Deur begins employment for another person or entity whichever comes first.


DATE MAY 4, 2006                        /s/ GARTH DEUR
                                        ----------------------------------------
                                        GARTH DEUR

                               GENTEX CORPORATION

                              EMPLOYMENT AGREEMENT

     In consideration of, and as a condition of employment by Gentex Corporation (the "Company"), the undersigned, intending to be legally bound, agrees as follows:

     1. I agree not to disclose any of the Company's confidential business information and/or trade secrets to any entity or person outside of the employ of the Company, nor use such information for my own benefit, whether during or subsequent to my employment with the Company. As used herein, confidential business information includes, but is not limited to, information learned by me during my employment of the following types relating to the Company or any subsidiary or affiliated corporation or entity: the identity of, or other pertinent information with respect to actual or potential customers or customer contacts; bidding and pricing strategies and policies; market studies, penetration data or other market information; sales and marketing plans, program and strategies; sales, costs, and other financial data; research and development activities, information and plans; plans for new products or services, methods, practices, procedures, processes and formulas with respect to manufacture, assembly, design or data processing; sources of supply for products, components and services; and any other secret process, formulas or methods. I understand that my obligation to maintain such confidentiality regarding any item of such information shall extend until that item is made public by the Company, regardless of whether I remain employed by the Company.

     2. I agree that any invention and/or improvement and any copyrightable material which I may conceive, make, invent or suggest, either solely or jointly with others, during my employment by the Company relating to any matter or thing which may be connected in any way with my work or the business of the Company, existing or anticipated, shall be the exclusive property of the Company, and I agree to promptly disclose the same to the Company. At the Company's request and without additional compensation, I agree to assign to the Company, during my employment or thereafter, all of my rights with respect to any such inventions, improvements and copyrightable material, as well as any United States and/or foreign patent applications and/or patents granted thereon, and I agree to execute and deliver to the Company any instruments and documents pertaining to such matters that the Company may consider necessary or helpful in connection with the perfection of its rights therein. All expenses incident to the filing of applications or other efforts to perfect or protect such rights shall be borne by the Company without expense to me.

     3. For a period of one year following termination of my employment with the Company, I agree not to engage in competition with the company on my own behalf and not to accept any position with any person or entity which is then, or is about to engage in competition with the Company, whether as an employee, partner, agent, officer, director or consultant, or other similar capacity, regardless of whether compensation is received, anywhere in the world. Further, for a period of one year following termination of my employment, I agree not to, in any manner, solicit, recruit or hire any Gentex employees for any type employment or business relationship with myself or with any other person(s) or entity without prior written permission from Gentex. Notwithstanding the foregoing, in the event of a "hostile change in control" of the Company, this obligation to refrain from competition shall be canceled and be of no force or effect. As used herein, "hostile change in control" shall mean: (i) the acquisition or accumulation of twenty percent (20%) or more of the Company's outstanding shares of common stock by any person, entity, or group, pursuant to a published offer to the Company's shareholders, or any merger or consolidation with any other corporation, where the transaction in question was not either initiated by the Company or certified as "friendly" in a resolution by the Company's Board of Directors passed by the affirmative vote of at least eighty percent (80%) of all directors; or (ii) the election of a director or directors not endorsed by the Company's Board of Directors.

     4. I acknowledge that my execution of this Agreement is required by the Company as a condition of my becoming an employee, and that this Agreement supersedes any and all prior employment agreements between me and the Company, whether verbal or written, expressed or implied. I further acknowledge that my employment by the Company is an employment at will, whereby the employment may be terminated either by me or the Company at any time, with or without notice, for any reason or for no reason.

     5. I acknowledge and agree that any violation of my obligations under this Agreement will cause the Company irreparable harm entitling the Company to obtain injunctive relief from a court to prevent violation, and I agree to exclusive jurisdiction and venue of the courts seated in Kent County, Michigan for the resolution of any dispute hereunder. I further agree that in the event any provision of this Agreement is determined to be unenforceable by a court due to its geographic scope or length of time, such provision shall not be held unenforceable but shall be deemed modified to such extent as the court shall deem reasonable and enforceable.

     6. Upon termination of my employment relationship with the Company, I agree to immediately deliver to the Company all notes, memoranda, drawings, blueprints, inventions, supplier information and other documents or compilations of material, as well as all samples, materials, prototypes or other tangible things relating to the Company's business. I further agree that I will not make or retain any copies or duplicates or any such documents or materials after the termination of my employment.

     7. I understand and agree that this Agreement shall inure to the benefit of the Company and its successors and assigns, and shall be binding upon my heirs and personal representatives, to the extent they act in my behalf.

IN WITNESS WHEREOF, I have executed this Agreement on this 13 day of November, 2000.

WITNESS:


/s/ Brenda Williams                     /s/ Garth Deur
-------------------------------------   ----------------------------------------
                                        EMPLOYEE


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